                                                                   EXHIBIT 10.14





                         COLLABORATION PROPERTIES, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                DECEMBER 9, 1999

                               TABLE OF CONTENTS

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                                                                                                PAGE
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
SECTION 1 Authorization and Sale of Series A Preferred Stock.....................................1

        1.1    Authorization.....................................................................1
        1.2    Sale of Series A Preferred........................................................1

SECTION 2 Closing Date; Delivery.................................................................1

        2.1    Closing Date......................................................................1
        2.2    Delivery..........................................................................1

SECTION 3 Representations and Warranties of the Company..........................................2

        3.1    Corporate Organization and Authority..............................................2
        3.2    Capitalization....................................................................2
        3.3    Subsidiaries......................................................................3
        3.4    Authorization.....................................................................3
        3.5    Validity of Shares................................................................3
        3.6    No Conflict with Other Instruments................................................3
        3.7    Litigation........................................................................3
        3.8    Title to Properties, Liens and Encumbrances.......................................4
        3.9    Patents and Other Propriety Rights................................................4
        3.10   Company's Contracts...............................................................5
        3.11   No Defaults, Violations or Conflicts..............................................5
        3.12   Private Offering..................................................................5
        3.13   Prior Registration Rights.........................................................5
        3.14   Full Disclosure...................................................................5
        3.15   Related-Party Transactions........................................................6
        3.16   Distributions.....................................................................6
        3.17   Employee Compensation Plans.......................................................6
        3.18   Employee Relations................................................................6
        3.19   Brokers and Finders...............................................................6
        3.20   Transactions with Affiliates......................................................6
        3.21   Governmental Consents.............................................................6
        3.22   Environmental Regulations.........................................................7
        3.23   Minute Books......................................................................7
        3.24   Financial Statements..............................................................7
        3.25   Absence of Certain Changes........................................................7



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                               TABLE OF CONTENTS
                                  (CONTINUED)


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
        3.26   Tax Returns, Payments and Elections...............................................9
        3.27   Insurance.........................................................................9
        3.28   Permits...........................................................................9
        3.29   Corporate Documents...............................................................9
        3.30   Manufacturing and Marketing Rights................................................9
        3.31   Preemptive Rights; Rights of First Refusal........................................9
        3.32   Employment Agreement and Invention and Non-Disclosure Agreement...................9

SECTION 4 Representations and Warranties of the Purchasers......................................10

        4.1    Experience.......................................................................10
        4.2    Investment.......................................................................10
        4.3    Rule 144.........................................................................10
        4.4    No Public Market.................................................................10
        4.5    Access to Data...................................................................10
        4.6    Authorization....................................................................11
        4.7    Brokers or Finders...............................................................11

SECTION 5 Conditions to Closing of Purchasers...................................................11

        5.1    Representations and Warranties Correct...........................................11
        5.2    Covenants........................................................................11
        5.3    Compliance Certificate...........................................................11
        5.4    Blue Sky.........................................................................12
        5.5    Articles of Incorporation........................................................12
        5.6    Rights Agreement.................................................................12
        5.7    Opinion of Company's Counsel.....................................................12
        5.8    Employment Agreements............................................................12
        5.9    Consultant Services Agreement....................................................12
        5.10   Secretary's Certificate..........................................................12

SECTION 6 Conditions to Closing of Company......................................................12

        6.1    Representations..................................................................12
        6.2    Blue Sky.........................................................................13
        6.3    Articles of Incorporation........................................................13
        6.4    Covenants........................................................................13
        6.5    Rights Agreement.................................................................13



                                      -ii-
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                               TABLE OF CONTENTS
                                  (CONTINUED)


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
SECTION 7 Affirmative Covenants of the Company..................................................13

        7.1    Securities Laws Compliance.......................................................13
        7.2    Employment Agreement and Invention and Non-Disclosure Agreement..................13
        7.3    Related Party Transactions.......................................................13
        7.4    Composition of Company's Board of Directors......................................14
        7.5    Repayment of Bridge Notes........................................................14

SECTION 8 Miscellaneous.........................................................................14

        8.1    Governing Law....................................................................14
        8.2    Survival.........................................................................14
        8.3    Successors and Assigns...........................................................14
        8.4    Entire Agreement, Amendment......................................................15
        8.5    Notices, etc.....................................................................15
        8.6    Delays or Omissions..............................................................15
        8.7    California Corporate Securities Law..............................................16
        8.8    Expenses.........................................................................16
        8.9    Counterparts.....................................................................16
        8.10   Severability.....................................................................16
        8.11   Titles and Subtitles.............................................................16
        8.12   Transfers to Affiliates..........................................................16


        Exhibit A     Schedule of Purchasers
        Exhibit B     Restated Articles of Incorporation
        Exhibit C     Schedule of Exceptions
        Exhibit D     List of Common Shareholders
        Exhibit E     Registration and Information Rights Agreement
        Exhibit F     Compliance Certificate
        Exhibit G     Opinion of Company Counsel
        Exhibit H-1   Employment Agreement
        Exhibit H-2   Invention and Non-Disclosure Agreement
        Exhibit H-3   Consultant Services Agreement
        Exhibit I     Note Schedule
        Exhibit J     Bridge Note Agreement

                         COLLABORATION PROPERTIES, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

        This Series A Preferred Stock Purchase Agreement (the "Agreement") is made as of December 9, 1999 by and between Collaboration Properties, Inc., a Nevada corporation (the "Company"), and the purchasers listed in Exhibit A hereto (collectively, the "Purchasers").


                                    SECTION 1

               Authorization and Sale of Series A Preferred Stock

        1.1 Authorization. The Company will authorize the sale and issuance of up to 526,315 shares of its Series A Preferred Stock to the Purchasers named on Exhibit A attached hereto, having the rights, privileges and preferences as set forth in the Restated Articles of Incorporation (the "Restated Articles") in the form attached to this Agreement as Exhibit B.

        1.2 Sale of Series A Preferred. Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase at the Closing (as defined below) severally and not jointly, and the Company agrees to sell and issue to the Purchasers, an aggregate of 526,315 shares of the Company's Series A Preferred Stock (the "Shares" or "Series A Preferred") at a purchase price of $2.00 per share.

                                    SECTION 2

                             Closing Date; Delivery

        2.1 Closing Date. The closing of the purchase and sale of the Shares under this Agreement shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at 10 a.m., on December 9, 1999, (the "Closing") or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

        2.2 Delivery. At the Closing, the Company will deliver to each Purchaser a certificate or certificates representing the Shares to be purchased by such Purchaser at the Closing, against delivery to the Company by such Purchaser of payment by check or wire transfer of immediately available funds.

                                    SECTION 3

                 Representations and Warranties of the Company.

        Except as set forth on Exhibit C attached to this Agreement, the Company hereby represents and warrants to the Purchasers as follows:

        3.1 Corporate Organization and Authority. The Company is duly organized, and is a validly existing corporation in good standing under the laws of the State of Nevada, authorized to exercise all corporate powers, rights and privileges, has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted as set forth in the Business Plan dated July 1999 delivered by the Company to the Purchasers (the "Business Plan"), is qualified to do business and is in good standing in the State of California and is not qualified to do business as a foreign corporation in any jurisdiction, and such qualification is not presently required in any jurisdiction where a failure to so qualify would have a material adverse effect on the Company.

        3.2 Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company shall consist of:

               (a) Preferred Stock. 600,000 shares of Preferred Stock, all of which are designated Series A Preferred Stock, and none of which are issued and outstanding prior to the date hereof. The rights, preferences, privileges and beneficial restrictions on the Series A Preferred Stock of the Company are set forth in the Restated Articles, as in effect on the Closing Date. The Company has reserved an aggregate of 526,315 shares of its Series A Preferred Stock for issuance hereunder.

               (b) Common Stock. 10,600,000 shares of Common Stock, of which 6,660,000 are duly and validly issued, fully paid, nonassessable, outstanding and held by the persons and in the amounts set forth on Exhibit D. The Company has reserved 600,000 shares of Common Stock for issuance upon conversion of the Series A Preferred Stock. The Company has reserved 3,340,000 shares of Common Stock for issuance to employees and directors of, and consultants to, the Company under the 1997 Stock Option Plan, under which there are options outstanding to purchase 1,950,000 shares of Common Stock, none of which shares have been exercised, and 1,390,000 shares remain eligible for future issuance. Except as contemplated by this Agreement there are no other outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

        3.3 Subsidiaries. The Company does not presently own, have any investment in, or control, directly or indirectly, any subsidiaries, associations or other business entities. The Company is not a participant in any joint venture or partnership or similar arrangement.

        3.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement and each other Transaction Agreement (as defined in Section 3.6 below) and for the sale, issuance and delivery of the Shares, and of the Common Stock issuable upon conversion of the Shares has been taken, and this Agreement and the Registration and Information Rights Agreement attached hereto as Exhibit E (the "Rights Agreement") constitute legally binding valid obligations of the Company enforceable in accordance with their terms except, to the extent the indemnification provisions contained in the Agreement may be limited by applicable federal or state securities laws.

        3.5 Validity of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid and nonassessable and free and clear of all liens and encumbrances (other than those, if any, created or imposed by a Purchaser). The Common Stock issuable upon conversion of the Shares has been duly and validly reserved, and assuming such Common Stock is issued to the Purchaser, upon issuance in accordance with the Restated Articles, shall be duly and validly issued (including, without limitation, issued in compliance with all applicable federal and state securities laws), fully-paid and non-assessable.

        3.6 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the Rights Agreement (collectively, the "Transaction Agreements"), will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company's Restated Articles or Bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; (iv) any agreement or contract providing any other party rights to purchase stock of the Company or rights to register shares; or (v) any statute, rule or governmental regulation applicable to the Company.

        3.7 Litigation. There is no action, proceeding or investigation pending or, to the best of the Company's knowledge, threatened, or any basis therefor known to the Company, that questions the validity of the Transaction Agreements, or the right of the Company to enter into the Transaction Agreements, including, without limitation, any action, suit, proceeding or investigation involving the prior employment or consultancy of any of the Company's employees or consultants or their use of any information or techniques alleged to be proprietary to any former employer of any such employee or consultant. There is no judgment, decree or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company presently intends to initiate.

        3.8 Title to Properties, Liens and Encumbrances. The Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge.

        3.9    Patents and Other Propriety Rights.

               (a) The Company owns, possesses, has access to or can become licensed on reasonable terms under all patents, patent applications, trademarks, trade names, licenses, inventions, computer software, technical information and copyrights necessary for the operation of its business as now conducted and as proposed to be conducted (as set forth in the Business Plan) by the Company with no known infringement of or conflict with the rights of others (nor, to the best of the Company's knowledge, any basis therefor).

               (b) There are no outstanding options, licenses or agreements of any kind relating to the matters listed in subsection 3.9(a), nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

               (c) The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or any proprietary rights of any other person or entity.

               (d) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted.

               (e) The Company is not aware of any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer.

               (f) Neither the execution nor delivery of the Transaction Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted or as proposed to be conducted (as set forth in the Business Plan), will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

               (g) The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company and the rights to which have not been fully assigned to the Company.

               (h) That certain License Agreement, dated December 28, 1997, with Avistar Systems, L.P. (the "Partnership") has been assigned to Avistar Systems Corporation, a Nevada corporation ("Avistar") free and clear of all liens, claims and encumbrances pursuant to the Acquisition Agreement between Avistar and the Partnership dated as of December 31, 1997, and there are no obligations, payments, claims or liabilities from Avistar to the Partnership as a result of such assignment. The Company has not licensed or transferred to any party other than Avistar any rights, technology or intellectual property that would allow such other party to use or exploit such rights, technology or intellectual property in any area, field or market in which Avistar may rightfully be using or exploiting its rights under the License Agreement. The Company and Avistar have both fully performed and neither is in default under the License Agreement.

        3.10 Company's Contracts. All of the Company's contracts and agreements with expected receipts or expenditures in excess of $100,000 or involving a license or grant of rights to or from the Company involving patents, trademarks, copyrights or other proprietary information applicable to the business of the Company, to which the Company is a party as of the date of the Closing are listed on Exhibit C. All such contracts and agreements are legally binding, valid, and in full force and effect in all material respects, and there is no present indication of reduced activity relating to such contract or agreement by any of the parties to any such contract or agreement.

        3.11 No Defaults, Violations or Conflicts. The Company is not in violation of any term or provision of its Restated Articles or Bylaws, or any material term or provision of any indebtedness, mortgage, indenture, contract, agreement, judgment, statute, rule or regulation, or to the Company's knowledge, any decree or order.

        3.12 Private Offering. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Shares or any similar securities for issuance or sale to, or solicit any offering to acquire any of the same from, anyone so as to make the sale and issuance of the Shares subject to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

        3.13 Prior Registration Rights. Except as provided in the Rights Agreement, the Company is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

        3.14 Full Disclosure. The Company has fully provided the Purchasers with all the information which each Purchaser has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable the Purchaser to make such decision. The representations and warranties of the Company contained in the Transaction Agreements, certificates and other documents made or delivered in connection herewith, together with the Business Plan of the Company previously delivered to the Purchaser, do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading; provided however, that with respect to the Business Plan, the Company represents only that the Company reasonably believes there is a reasonable basis for such plan.

        3.15 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family or any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

        3.16 Distributions. There has been no declaration or payment by the Company of any dividend, nor any distribution by the Company of any assets of any kind, to any class or series of its capital stock.

        3.17 Employee Compensation Plans. The Company is not a party to or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans (other than the 1997 Stock Option
Plan), profit sharing plans, retirement agreements, employee benefit plan subject to the Employee Retirement Income Security Act of 1974, or other employee compensation agreements. Subject to applicable law, the employment of each officer and employee of the Company is terminable at the will of the Company.

        3.18 Employee Relations. The Company believes its relations with its employees are satisfactory. None of the Company's employees are represented by any labor unions nor, to the Company's knowledge, is any union organization campaign in progress. The Company is not aware that any of its officers or employees intends to terminate employment.

        3.19 Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        3.20 Transactions with Affiliates. Except for (i) the issuance by the Company of options to purchase shares of the Company's Common Stock, (ii) regular salary payments and fringe benefits under an individual's compensation package with the Company and (iii) the License Agreement dated December 28, 1997 with Avistar, pursuant to the terms and conditions of this Agreement, none of the officers, employees, directors or other affiliates of the Company are a party to any transactions with the Company. There have been no assumptions or guarantees by the Company of any obligations of such affiliates.

        3.21 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days after the Closing and any other filings that may be required pursuant to the securities laws of the applicable jurisdictions in which the Purchasers reside.

        3.22 Environmental Regulations. Except for failures which will not have a material adverse effect on the Company, the Company has met, and continues to meet, all applicable local, state, federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents, in accordance with all applicable state, local, federal and national environmental regulations and in such a manner that no harm has resulted or will result to any of its respective employees or properties or to any other person or entities or their properties.

        3.23 Minute Books. The copy of the minute books of the Company provided to the Purchaser's special counsel contains a complete summary of all meetings of directors (and any committee of directors) and shareholders and all actions by written consent thereof since the time of incorporation and reflect all transactions referred to in such minutes and consents accurately in all material respects.

        3.24 Financial Statements. The audited balance sheet of the Company dated December 31, 1998 and related statements of income for the fiscal year then ended and the unaudited balance sheet dated September 30, 1999 and related unaudited statements of income for the nine-month period then ended (such statements are collectively referred to herein as the "Financial Statements"), are complete and correct in all material respects, present fairly the financial position and results of operations of the Company at the dates and for the periods to which they relate, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved, and show all material liabilities, absolute or contingent, of the Company required to be recorded therein in accordance with generally accepted accounting principles consistently applied with prior statements as at the date thereof, except that the Financial Statements have been prepared by the Company and have not been audited and are subject to normal year-end audit adjustments and do not contain footnotes normally associated with audited year-end financial statements. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1999, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company and
(iii) obligations under contracts or arrangements described in Section 3.10 hereof or in the Disclosure Schedule.

        3.25 Absence of Certain Changes. Since September 30, 1999 and at all times up to the Closing, there has not been, nor, so far as reasonably can be foreseen at this time, is there reasonably likely to be, any event or condition of any character which has materially adversely affected, or is likely to affect, the Company's business operations, assets, condition (financial or otherwise), liabilities, earnings or prospects including but not limited to:

               (a) an event that would have a material adverse effect on the business, properties, prospects or financial condition of the Company, or became reasonably foreseeable, and if it were to occur might adversely affect the business, properties, prospects or financial conditions of the Company;

               (b) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (c) any waiver by the Company of a valuable right or of a material debt owed to them;

               (d) any material change or amendment to a contract or arrangement by which the Company or any of their assets or properties is bound or subject;

               (e) any damage, destruction or loss to any asset of the Company (whether or not covered by insurance) that, individually or in the aggregate, would have a material adverse effect on the business, properties, prospects or financial condition of the Company;

               (f) any commitment, transaction or other action by the Company other than in the ordinary course of business and consistent with past practice;

               (g) any sale or other disposition of any right, title or interest in or to any assets or properties of the Company or any revenues derived therefrom other than in the ordinary course of business and consistent with past practice;

               (h) (x) any approval or action to put into effect any general increase in any compensation or benefits payable to any class or group of employees of the Company, any increase in the compensation or benefits payable or to become payable by the Company to any of their directors, officers or any of their employees whose total compensation after such increase would exceed $100,000 per annum (collectively, "Key Employees") or any bonus, service award, percentage compensation or other benefit paid, granted or accrued to or for the benefit of any Key Employee or (y) the adoption or amendment in any material respect of any employee benefit plan or compensation commitment or any severance agreement or employment contract to which any Key Employee is a party;

               (i) any creation, incurrence or assumption of any indebtedness for money borrowed by the Company exceeding $100,000;

               (j) any capital expenditures by the Company in excess of $100,000;

               (k) any material change in any accounting principle or method or election for federal income tax purposes used by the Company;

               (l) any authorization, approval, agreement or commitment to do any of the foregoing.

        3.26 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law. The Company has not made any elections pursuant to the Internal Revenue Code of 1986, as amended (the "Code") (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets.

        3.27 Insurance. The Company has obtained fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed.

        3.28 Permits. The Company has obtained all franchises, permits, licenses and any similar authority as necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect (financially or otherwise) the business, properties, assets, liabilities or prospects of the Company, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

        3.29 Corporate Documents. The Company's Restated Articles and Bylaws are in the form previously provided to the Purchaser.

        3.30 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell such products.

        3.31 Preemptive Rights; Rights of First Refusal. No person has any preemptive right or any right of first refusal in connection with the issuance of the Shares or any future issuance of securities by the Company.

        3.32 Employment Agreement and Invention and Non-Disclosure Agreement. Each current and former employee and officer of the Company has executed an Employment Agreement and Invention and Non-Disclosure Agreement substantially in the form or forms which have been delivered to special counsel for the Purchaser.

                                    SECTION 4

                Representations and Warranties of the Purchasers

        Each Purchaser hereby represents and warrants to the Company, severally and not jointly, with respect to the purchase of the Shares by such Purchaser as follows:

        4.1 Experience. Such Purchaser has substantial experience in evaluating and investing in private placement transactions so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company. Purchaser, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with the purchase of the Shares under this Agreement.

        4.2 Investment. Such Purchaser is acquiring the Shares and the underlying Common Stock for investment for such Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Shares and the underlying Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption therefrom, and that any such exemption would depend, among other things, upon the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed in this Agreement. Such Purchaser has not been formed for the specific purpose of acquiring the Shares or the underlying Common Stock.

        4.3 Rule 144. Such Purchaser acknowledges that the Shares and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

        4.4 No Public Market. Such Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares or the underlying Common Stock and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

        4.5 Access to Data. Such Purchaser and its representatives have met with representatives of the Company and thereby have had the opportunity to ask questions of, and receive answers from, said representatives concerning the Company and the terms and conditions of this transaction as well as to obtain any information requested by such Purchaser. Any questions raised by Purchaser or its representatives concerning the transaction have been answered to the satisfaction of Purchaser and its representatives. Such Purchaser's decision to purchase the Shares is based in part on the answers to such questions as such Purchaser and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities. The foregoing, however, does not omit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.

        4.6 Authorization. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors' rights generally and to equitable principles of general applicability.

        4.7 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Purchaser any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. The Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee ( and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser is responsible.

                                    SECTION 5

                       Conditions to Closing of Purchasers

        The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the Purchasers, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

        5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 of this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

        5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

        5.3 Compliance Certificate. The Company shall have delivered to each Purchaser a certificate of the Company in the form attached hereto as Exhibit F, executed by the President of the Company, dated the Closing Date, and certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

        5.4 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

        5.5 Articles of Incorporation. The Restated Articles shall have been filed with the Secretary of State of the State of Nevada.

        5.6 Rights Agreement. The Company shall have entered into the Rights Agreement substantially in the form attached hereto as Exhibit E.

        5.7 Opinion of Company's Counsel. At the Closing, the Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, counsel to the Company, a favorable opinion addressed to such Purchaser, dated the Closing Date, in substantially the form attached to this Agreement as Exhibit G.

        5.8 Employment Agreements. Each officer and employee of the Company shall have entered into an employment agreement in the form of Exhibit H-1 hereto and an invention and non-disclosure agreement in the form of Exhibit H-2 hereto.

        5.9 Consultant Services Agreement. The consultants of the Company shall each have executed and delivered to the Company a consultant services agreement substantially in the form of Exhibit H-3 hereto.

        5.10 Secretary's Certificate. The Secretary of the Company shall have executed and delivered to the Purchaser a certificate dated the Closing Date and certifying (a) that attached thereto are true and complete copies of the Restated Articles and the Bylaws of the Company as in effect on the date of such certificate, (b) that attached thereto are true and correct copies of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements and that such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Agreements, and (c) as to the incumbency and specimen signature of each officer of the Company executing the Transaction Agreements, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto.

                                    SECTION 6

                        Conditions to Closing of Company

        The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

        6.1 Representations. The representations made by each Purchaser in
Section 4 of this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date.

        6.2 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

        6.3 Articles of Incorporation. The Restated Articles shall have been filed with the Secretary of State of the State of Nevada.

        6.4 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

        6.5 Rights Agreement. The Purchasers shall have entered into the Rights Agreement substantially in the form attached hereto as Exhibit E.



                                    SECTION 7

                      Affirmative Covenants of the Company

        The Company hereby covenants and agrees as follows:

        7.1 Securities Laws Compliance. The Company shall within fifteen days of the Closing file a notice of the sale of the Shares to the Purchaser pursuant to
Section 25102(f) of the California Corporations Code.

        7.2 Employment Agreement and Invention and Non-Disclosure Agreement. The Company shall require all of its future officers and each employee with access to confidential information regarding the Company's operations or intellectual property, to execute and deliver an Employment Agreement substantially in the form attached as Exhibit H-1 hereto and an Invention and Non-Disclosure Agreement in substantially the form attached as Exhibit H-2 hereto. The Company shall require all of its future consultants with access to confidential information regarding the Company's operations, to execute and deliver a Consulting Agreement in substantially the form attached as Exhibit H-3 hereto.

        7.3 Related Party Transactions. At such time as there are members of the Company's Board of Directors who are outside directors, all future contracts and transactions (after taking into account related or similar transactions or contracts) exceed $100,000 and all material changes contained in renewals or extensions of such existing contracts and transactions between the Company and any affiliated entity (including, without limitation, Avistar Systems Corporation, Collaborative Holdings, Collaboration3, Inc., Visionary Corporate Technologies, Inc., Vicor, Inc. and Western Data Systems of Nevada, Inc.), employee, officer, shareholder or director thereof, or any member of his or her immediate family shall be approved by a majority of the outside directors of the Company. For purposes of this Section 7.3 and Section 7.4 below, "outside directors" of the

Company shall be deemed to include only directors who are not officers or employees, or any member of the immediate family of an officer or employee, of the Company or any affiliated entity (including, without limitation, any of the entities described in the preceding sentence). Prior to the appointment of an outside director (but not after such time), the Company shall obtain the consent of a majority of the outstanding shares of Series A Preferred Stock prior to entering into any of the foregoing transactions.

        7.4 Composition of Company's Board of Directors. The Board of Directors shall consist of four (4) members: Gerald J. Burnett, R. Stephen Heinrichs, William Campbell, and one representative who shall be chosen by Warburg Dillon Read, LLC ("WDR"), which representative the Company agrees to cause to be elected to the Board of Directors so long as WDR holds at least 350,000 shares of the Series A Preferred Stock.

        7.5 Repayment of Bridge Notes. The Company agrees to consolidate certain loans referenced on Exhibit I attached hereto and to make such loans payable subject to the terms of certain Amended and Restated Secured Nonrecourse Revolving Promissory Notes (each, a "Note"), by and between the Company and the Heinrichs Revocable Trust, by and between the Company and William L. Campbell, and by and between the Burnett Revocable Trust, dated as of December 9, 1999, attached hereto as Exhibit J. The principal and interest on each such Note shall become fully due and payable upon the earlier of (i) three years from the date hereof; (ii) the date of consummation of a transaction in which more than 50% of the Company is not owned by persons who were holders of capital stock or securities convertible into capital stock of the Company immediately prior to such transaction or in which the composition of a majority of the Board of Directors changes; or (iii) 180 days following a firmly underwritten initial public offering of the Company at an aggregate offering price to the public of at least $5,000,000 and with an offering price to the public of at least $2.50 per share. The agreement and Notes shall be terminated and canceled promptly upon the Company's repayment and discharge of such debt.

                                    SECTION 8

                                  Miscellaneous

        8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California in the United States of America without giving effect to the conflicts of laws principles thereof.

        8.2 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby, and shall in no way be affected by any investigation of the subject matter hereof made by or on behalf of the Purchaser or the Company.

        8.3 Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement; provided, however, that the right of the Purchaser to purchase the Shares shall not be assignable without the prior written consent of the Company.

        8.4 Entire Agreement, Amendment. This Agreement and the other documents delivered pursuant to this Agreement at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of at least a majority of the Shares (or shares of Common Stock issued upon conversion of the Shares) may, with the written consent of the Company, waive, modify or amend on behalf of all holders, any provisions hereof benefiting such holders, so long as the effect thereof will be that all such holders will be treated equally.

        8.5 Notices, etc. All notices and other communications required or permitted under this Agreement shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth on Exhibit A, or, at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its offices and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchaser.

        Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

        8.6 Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        8.7 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        8.8 Expenses. The Company and the Purchaser shall each bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby.

        8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

        8.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

        8.12 Transfers to Affiliates. Notwithstanding any other provisions of this Agreement and the Rights Agreement, each Purchaser shall have the right to transfer the Shares purchased hereunder and its rights under such agreements to any affiliated entity, corporation, partnership, limited liability company or investment fund, provided that such affiliate provides in writing to be subject to the covenants, obligations and conditions set forth in this Agreement and the Rights Agreement.

            The foregoing agreement is hereby executed as of the date first above written.

"COMPANY"

COLLABORATION PROPERTIES, INC.
a Nevada corporation



By:
   --------------------------------
     William Campbell
     President & CEO



"PURCHASER"

UBS USA, Inc.



By:
   --------------------------------
     Robert Mills
     Managing Director



By:
   --------------------------------
     By:
     Title:



                            STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE